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                                                                    EXHIBIT 23.1

                    INDEPENDENT AUDITORS' CONSENT

We consent to the use of our report dated May 3, 2001, except for Notes 7 and 11, to which the date is as of June 28, 2001, with respect to the consolidated balance sheet of PFSweb, Inc. as of March 31, 2001 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended March 31, 2001, incorporated herein by reference.


Dallas, Texas                                        /s/ KPMG LLP
 December 18, 2001